Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors:

Zura Bio Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Zura Bio Limited (the “Company”) as of December 31, 2022, and the related consolidated statements of operations, changes in convertible preferred shares, redeemable noncontrolling interest and shareholders’ deficit, and cash flows for the period from January 18, 2022 (date of inception) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period from January 18, 2022 (date of inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2022.

East Brunswick, New Jersey

April 5, 2023

PCAOB ID Number 100

Zura Bio Limited

Consolidated Balance Sheet

(in thousands, except share and per share data)

December 31, 2022
Assets
Current assets:
Cash	$1,567
Prepaid expenses and other current assets	209
Total current assets	1,776
Deferred offering costs	3,486
Total assets	$5,262

Liabilities, Convertible Preferred Shares, REdeemable nonCONtrolling interest and SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$4,428
Note payable	7,756
Research and development license consideration liability	2,634
Total current liabilities	14,818
Total liabilities	14,818

Commitments and contingencies – Note 10

Convertible preferred shares
Series A-1 convertible preferred shares, $0.001 par value per share; 125,000 shares authorized, issued and outstanding as of December 31, 2022	12,500

Redeemable noncontrolling interest	10,000

Shareholders’ deficit
Ordinary Shares, $0.001 par value per share; 17,437 shares authorized as of December 31, 2022; 3,548 shares issued and outstanding as of December 31, 2022	—
Additional paid-in capital	—
Accumulated deficit	(32,056)
Total shareholders’ deficit	(32,056)
Total liabilities, convertible preferred shares, redeemable noncontrolling interest and shareholders’ deficit	$5,262

The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited

Consolidated Statement of Operations

(in thousands, except share and per share data)

For the Period from January 18, 2022 (date of inception) to December 31, 2022
Operating expenses:
General and administrative	$3,473
Research and development	23,689
Total operating expenses	27,162
Loss from operations	(27,162)
Other expense	(171)
Net loss before noncontrolling interest	$(27,333)
Net loss attributable to redeemable noncontrolling interest	1,595
Net loss	$(25,738)
Adjustment to Zura subsidiary’s preferred shares to redemption value	(6,652)
Net loss attributable to Ordinary shareholders of Zura	$(32,390)
Net loss per Ordinary Share attributable to Shareholders of Zura, basic and diluted	$(15,345)
Weighted average Ordinary Shares used in computing net loss per Ordinary Share attributable to shareholders of Zura, basic and diluted	2,111

The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited

Consolidated Statement of Changes in Convertible Preferred Shares, Redeemable Noncontrolling Interest and Shareholders’ Deficit

(in thousands, except share data)

For the Period from January 18, 2022 (date of inception) to December 31, 2022
	Redeemable Noncontrolling	Convertible Preferred Shares		Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Interest	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 18, 2022 (date of inception)	$—	—	$—	—	$—	$—	$—	$—

Issuance of Ordinary Share at inception	—	—	—	1	—	—	—	—
Issuance of Series A-1 convertible preferred shares for cash	—	100,000	10,000	—	—	—	—	—
Issuance of Series A-1 convertible preferred shares for license	—	25,000	2,500	—	—	—	—	—
Issuance of Subsidiary redeemable preferred shares for license	4,943	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	3,547	—	—	—	—
Share-based compensation expense	—	—	—	—	—	334	—	334
Net loss	(1,595)	—	—	—	—	—	(25,738)	(25,738)
Accretion of redeemable noncontrolling interest to redemption value	6,652	—	—	—	—	(334)	(6,318)	(6,652)
Balance as of December 31, 2022	$10,000	125,000	$12,500	3,548	$—	$—	$(32,056)	$(32,056)

The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited

Consolidated Statement of Cash Flows

(in thousands)

For the Period from January 18, 2022 (date of inception) to December 31, 2022
Cash flows from operating activities
Net loss	$(27,333)
Adjustments to reconcile net loss to net cash used in operating activities:
Research and development-acquired licenses	21,892
Share-based compensation expense	334
Change in fair value of research and development license consideration liability	185
Change in fair value of note payable	156
Foreign exchange transaction loss	23
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(209)
Accounts payable and accrued expense	3,750
Net cash used in operating activities	(1,202)

Cash flows from investing activities
Purchase of research and development licenses	(12,000)
Net cash used in investing activities	(12,000)

Cash flows from financing activities
Proceeds from issuance of Series A-1 convertible preferred shares	10,000
Proceeds from note payable	7,600
Payment of deferred offering costs	(2,831)
Net cash provided by financing activities	14,769

Net increase in cash	1,567
Cash at the beginning of the period	—
Cash at the ending of the period	$1,567

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—
Cash paid for interest	$—

Supplemental disclosure of noncash investing and financing activities:
Issuance of subsidiary redeemable preferred shares for license	$4,943
Issuance of Series A-1 convertible preferred shares for license	$2,500
Research and development consideration liability for license	$2,449
Deferred offering costs included in accounts payable and accrued expenses	$655
Non-cash transfers to redeemable noncontrolling interest	$5,057

The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Note 1 — Organization and Description of Business Operations

Zura Bio Limited (the “Company” or “Zura Bio”) was formed in the United Kingdom (“UK”) on January 18, 2022 (“Inception”).

Zura Bio is a clinical-stage biotechnology company advancing immunology assets into Phase 2 development programs, including ZB-168, a fully anti-IL7Ra monoclonal antibody, which it has licensed from Pfizer, Inc. (“Pfizer”) and torudokimab, a high affinity monoclonal antibody, which it has licensed from Eli Lilly and Company (“Lilly”).

Business Combination

On June 16, 2022, the Company entered into a business combination agreement (the “Business Combination Agreement”) with JATT Acquisition Corp ("JATT"), a special purpose acquisition company. On March 20, 2023 (the “Closing Date”), JATT consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of the Business Combination Agreement, dated as of June 16, 2022 (as amended on September 20, 2022, November 14, 2022, and January 13, 2023), by and among JATT, JATT Merger Sub, JATT Merger Sub 2, Holdco, and Zura Bio. Pursuant to the Business Combination Agreement, (a) before the closing of the Business Combination, Holdco was established as a new holding company of Zura Bio and became a party to the Business Combination Agreement; and (b) on the Closing, in sequential order: (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT; (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT; and (iii) JATT changed its name to “Zura Bio Limited”.

The Business Combination, together with the PIPE financing, the Forward Purchase Agreement, and the Redemption Backstop, generated approximately $65.0 million in gross proceeds. On March 21, 2023, Zura Bio Limited’s securities began trading on the Nasdaq under the symbol “ZURA”.

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Under this method of accounting, JATT is treated as the “acquired” company for financial reporting purposes based upon the terms of the Business Combination which resulted in the following: (i) Zura Bio shareholders as a group hold the largest share of the combined company with a majority of the voting interest following the closing of the Business Combination, (ii) Zura Bio nominated 4 out of 7 Directors of the Board, (iii) all of Zura Bio’s existing management will continue in their key positions in the management team of the combined company and (iv) Zura Bio is the largest of the combining entities based on historical operating activity and has the larger employee base. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Zura Bio issuing shares for the net assets of JATT, accompanied by a recapitalization. The net assets of JATT are stated at historical cost which approximate fair value, with no goodwill or other intangible assets recorded.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards, and as a result of this election, the consolidated financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of an offering or such earlier time that it is no longer an emerging growth company.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Change in Fiscal Year End

On November 18, 2022, the Board of Directors approved a change in the Company’s fiscal year end from March 31 to December 31, effective immediately. The Company’s 2022 fiscal year began at inception on January 18, 2022, and ended on December 31, 2022.

The change in fiscal year end also applies retrospectively to all previously issued financial statements for the periods ended March 31, 2022, June 30, 2022, and September 30, 2022.

Liquidity and Management’s Plans

The Company has incurred operating losses since inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The Company has an accumulated deficit of $32.1 million as of December 31, 2022 and a net loss of $25.7 million for the period ended December 31, 2022. To date, the Company’s operations have been funded through the sale of Series A-1 convertible preferred shares. As of December 31, 2022, the Company has $1.6 million in cash.

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through March 2024. The Company’s cash requirements include, but are not limited to business combination costs, product manufacturing costs, and working capital requirements. The Company expects such operating losses and negative cash flows from operations will continue in 2023. The Company expects its cash on hand as of the date of the consolidated financial statements and gross proceeds of $65 million from the business combination will be sufficient to meet the Company’s obligations at least twelve months beyond the date of issuance of the consolidated financial statements.

The Company’s future operations are highly dependent on a combination of factors, including (1) the success of its research and development programs; (2) the development of competitive therapies by other biotechnology and pharmaceutical companies, (3) the Company’s ability to manage growth of the organization; (4) the Company’s ability to protect its technology and products; and, ultimately (5) regulatory approval and market acceptance of a product.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements including the accounts of Zura Bio Limited, its wholly-owned subsidiary, Zura Bio, Inc., and its subsidiary, Z33 Bio, Inc. (“Z33”), have been prepared in conformity with U.S. GAAP, Other shareholders’ interests in Z33 are shown in the consolidated financial statements as noncontrolling interest. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the consolidated financial statements relate to and include, but are not limited to, the fair value of Ordinary Shares and other assumptions used to measure share-based compensation, the fair value of share-based consideration transferred for acquired assets, the fair value of contingent consideration, and the fair value of the note payable.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Risks and Uncertainties

The Company is subject to risks common to early-stage companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.

The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, approval was delayed or the Company was unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.

On March 10, 2023, Silicon Valley Bank became insolvent. State regulators closed the bank and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as its receiver. The Company held deposits with this bank. As a result of the actions by the FDIC, the Company’s insured and uninsured deposits have been restored.

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single operating segment.

Fair value of financial instruments

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. As of December 31, 2022, the carrying amounts of the Company’s cash and accounts payable and accrued expenses approximated their estimated fair value due to their relatively short maturities.

Financial assets and liabilities are recorded at fair value on a recurring basis in the consolidated balance sheets. The carrying values of the Company’s financial assets and liabilities, including cash, prepaid and other current assets, accounts payable, and accrued expenses approximate to their fair value due to the short-term maturity of these instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. Assets and liabilities recorded at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity with the inputs to the valuation of these assets or liabilities as follows:

Level 1:	Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2:	Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3:	Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Deferred Offering Costs

The Company capitalizes offering costs consisting of direct, incremental legal, accounting and other fees in connection with the business combination. The deferred offering costs will be offset against the proceeds from the transaction upon the consummation of the business combination. Should the business combination be abandoned or not be considered probable, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statement of operations. During the period ended December 31, 2022, the Company incurred deferred offering costs of $3.5 million of which $0.7 million has not been paid and is included in accounts payable and accrued expenses in the consolidated balance sheet as of December 31, 2022.

Research and Development

Research and development (“R&D”) expenses consist primarily of consulting fees for medical and manufacturing advisory services and costs related to manufacturing material for preclinical studies. Expenses are recognized as an expense as the related goods are delivered or the services are performed.

R&D expenses include the cost of in-process research and development (“IPR&D”) assets purchased in an asset acquisition transaction. IPR&D assets are expensed unless the assets acquired are deemed to have an alternative future use, provided that the acquired asset did not also include processes or activities that would constitute a “business” as defined under U.S. GAAP, the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, has no established alternative future use. Acquired IPR&D payments are immediately expensed in the period in which they are incurred and include upfront payments, as well as transaction fees and subsequent pre-commercial milestone payments. Research and development costs incurred after the acquisition are expensed as incurred.

R&D expenses also include the remeasurement of the research and development license consideration liability.

Share-Based Compensation

The Company accounts for all share-based payments to employees and non-employees, including grants of stock options and stock options with non-market performance conditions (“PSOs”) based on their respective grant date fair values. Stock options that vest immediately and have a nominal exercise price are valued based on the fair value of the Company’s Ordinary Shares on the date of grant. The Company estimates the fair value of stock option grants that do not have a nominal exercise price using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of share-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. The Company expenses share-based compensation related to stock options over the requisite service period on a straight-line basis. The Company will record share-based compensation expense for the PSOs when the Company’s management deems it probable that the performance conditions will be satisfied. The share-based compensation costs are recorded in general and administrative expenses in the consolidated statement of operations. Forfeitures are recorded as they occur.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss (“NOL”) carryforwards. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all its deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2022, the Company had no liability for income tax associated with uncertain tax positions. The Company would recognize any corresponding interest and penalties associated with its income tax positions in income tax expense. There was no income tax interest or penalties incurred for the period ended December 31, 2022.

Functional Currency

The Company’s functional and reporting currency is the U.S. Dollar. The Company recognizes gains and losses on cash and accounts payable that are denominated in a currency other than the Company’s functional currency. Such foreign currency transactional gains and losses are recognized within other expense in the consolidated statement of operations. For the period ended December 31, 2022, the Company had $23,000 of net foreign currency transactional losses.

Comprehensive Loss

Comprehensive loss is equal to net loss as presented in the consolidated statement of operations, as the Company did not have any other comprehensive income or loss for the period presented.

Net Loss Per Ordinary Share

Basic net loss per Ordinary Share is computed by dividing net loss by the weighted-average number of Ordinary Shares outstanding during the period. Diluted net loss per Ordinary Share excludes the potential impact of the Company’s convertible preferred shares and options to purchase Ordinary Shares because their effect would be anti-dilutive due to the Company’s net loss for the period presented. Since the Company had a net loss in the period presented, basic and diluted net loss per Ordinary Share are the same.

The table below provides potentially dilutive securities not included in the calculation of the diluted net loss per Ordinary Share because to do so would be anti-dilutive:

For the Period from January 18, 2022 (date of inception) to December 31, 2022
Shares issuable upon conversion of Series A-1 convertible preferred shares	125,000

Shares issuable upon exercise of options to purchase Ordinary Shares	3,547

Total	128,547

Shares issuable upon the exercise of PSOs are excluded from the calculation of diluted net loss per Ordinary Share until the Company’s management deems it probable that the performance conditions will be satisfied.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Recently Issued and Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The amendments in ASU 2020-06 simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The Company adopted on a modified prospective basis the new standard effective at inception, and noted no material impact on the consolidated financial statements and related disclosures.

Note 3 — Fair Value Measurements

The following table presents information about the Company’s liabilities measured at fair value on a recurring basis as of December 31, 2022, and the fair value hierarchy of the valuation techniques utilized.

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial liabilities:
Note payable	$—	$—	$7,756	$7,756
Research and development license consideration	—	—	2,634	2,634

Total	$—	$—	$10,390	$10,390

There were no transfers into or out of Level 3 during the period ended December 31, 2022.

The Company elected the fair value option to account for its Note payable to Hydra, LLC. Refer to Note 8 for further details on the Note. The fair value of the Note payable at issuance was measured as the cash proceeds from the Note. The fair value of the Note payable subsequent to issuance was estimated using the probability-weighted expected return method (“PWERM”), whereby the total settlement obligation under the Note was determined based on the amounts payable to Hydra under various scenarios. The PWERM’s output is determined based on inputs not observable in the market, which represented a Level 3 measurement within the fair value hierarchy. The PWERM contemplated two three scenarios: i) the Company consummates the Business Combination without triggering an event of default, ii) the Company triggers an event of default, and consummates the Business Combination, and iii) the Company does not consummate the Business Combination. The settlement value of each scenario was determined using a discounted cash flow model. Significant estimates in the cash flow model include the discount rate, time to repayment. As of December 31, 2022, the weighted average discount rate was 9.0%, and the weighted average time to repayment was 0.6 year, each weighted by the probability of the scenario. The Company recorded any changes in the fair value of the Note through other expense in the consolidated statement of operations.

As consideration for the Lilly License (see Note 5), Lilly will receive either 550,000 shares of JATT common stock upon the closing of the Business Combination (subject to certain lock-up provisions) or 4,702,867 shares of Z33 Series Seed Preferred Shares (the subsidiary redeemable preferred shares) if the Business Combination is not consummated (the research and development license consideration liability). The arrangement is liability classified and remeasured at fair value at each reporting date. The fair value of the research and development license consideration liability was estimated using the PWERM, whereby the total settlement obligation was determined based upon the fair value of the JATT common stock, the Z33 Series Seed Preferred Shares, and the probability of the consummation of the Business Combination. As certain of the inputs to the PWERM are not observable in the market, the research and development license consideration liability represented a Level 3 measurement within the fair value hierarchy. As of December 31, 2022, the fair value of JATT common stock was determined to be $7.66 per share, a discount to the trading price due to the shares being subject to a lock-up provision. As of December 31, 2022, the fair value of Z33 Series Seed Preferred Shares was determined to be $0.15 per share. The Company recorded any changes in the fair value of the research and development license consideration liability within research and development on the consolidated statement of operations.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Level 3 Financial Liabilities

The following table summarizes the change in the fair value of the note payable for the period ended December 31, 2022:

December 31, 2022
Beginning balance	$—
Initial measurement of note payable	7,600
Change upon remeasurement to fair value	156

Ending balance	$7,756

The $0.2 million change in fair value is included in other expense in the consolidated statement of operations for the period ended December 31, 2022.

The following table summarizes the change in the fair value of the research and development license consideration liability for the period ended December 31, 2022:

December 31, 2022
Beginning balance	$—
Initial measurement of research and development license consideration	2,449
Change upon remeasurement to fair value	185

Ending balance	$2,634

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

The $0.2 million change in fair value is included in research & development in the consolidated statement of operations for the period ended December 31, 2022.

Note 4 — Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses is comprised of the following as of December 31, 2022:

December 31, 2022
Accounts payable	$2,010
Accrued offering costs	655
Accrued research and development costs	490
Accrued consulting costs	451
Accrued legal costs	308
Accrued payroll	260
Accrued bonus	141
Other accrued expenses	113
Total accounts payable and accrued expenses	$4,428

Note 5 — License Agreements

On March 22, 2022, the Company entered into a License Agreement and a Series A-1 Subscription and Shareholder’s Agreement (collectively, the “Agreement”) with Pfizer. Under the Agreement, the Company acquired a license for a compound initially developed by Pfizer, in exchange for $5.0 million in cash and 25,000 shares of the Company’s Series A-1 convertible preferred shares, representing a 20% interest in the Company. In accordance with ASC 805, the Agreement is accounted for as an asset acquisition as substantially all of the $7.5 million value transferred to the Company was allocated to in-process research and development. On the acquisition date, the compound licensed had not yet received regulatory approval and the in-process research and development did not have an alternative use.

In addition to the consideration transferred on March 22, 2022, the Company is obligated to make 12 development and regulatory milestone payments aggregating up to $70.0 million and sales milestone payments up to an aggregate of $525.0 million based on respective thresholds of net sales of products (developed from the licensed compound) (the “Products”). In further consideration for the license, the Company will also pay an annual earned royalty at a marginal royalty rate in the mid-single digits to low double digits (less than 20%), based on thresholds of nets sales of Products. Royalties are payable on a country-by-country basis for a certain period of years or upon the later expiration of regulatory exclusivity of the Company’s Products in a country.

The Company is also subject to a potential multi-million dollar transaction payment if, within a certain period the Company has (a) certain changes in control, excluding an initial public offering or any business combination where the securities of the Company are listed on a stock exchange (e.g., a transaction with a special purpose acquisition company), or (b) the Company sublicenses or divests of its rights to the Products.

As of December 31, 2022, the Company does not owe any amounts under the Agreement.

The Agreement also has anti-dilution provisions to allow Pfizer to maintain an 18% interest in the Company, as detailed in Note 6.

Lonza

In July 2022, the Company entered into a license agreement (the “Lonza License”) with Lonza Sales AG (“Lonza”) for a worldwide non-exclusive license for Lonza’s gene expression system in exchange for varying considerations depending on a number of factors such as whether the Company enters further into manufacturing agreements with Lonza or with a third party, and whether the Company enters into sublicense agreements with third parties (including up to middle six-figure annual payments per sublicense upon commencement of a sublicense, as well as royalties of up to low-single digit percentages of net sales of certain products over a commercially standard double-digit multi-year term). The Lonza License will remain in effect until terminated. The Company is free to terminate the Lonza License at any time upon 60 days’ notice, with or without cause. Lonza may terminate the Lonza License for cause upon a breach by the Company or for other commercially standard reasons.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Lilly License

On December 8, 2022, the Company’s consolidated subsidiary, Z33, entered into a license agreement with Lilly pursuant to which Lilly granted Z33 an exclusive (even as to Lilly), royalty-bearing global license to develop, manufacture, and commercialize certain intellectual property owned by Lilly relating to its IL-33 compound. As consideration, the Company paid Lilly an upfront fee of $7.0 million. The acquisition was accounted for as an asset acquisition as substantially all of the fair value of the assets acquired is concentrated in a group of similar identifiable IPR&D assets. On the acquisition date, the compound licensed had not yet received regulatory approval and the in-process research and development did not have an alternative use. Accordingly, the Company expensed the entire cost of the Lilly License as a component of research and development in the consolidated statement of operations during the period ended December 31, 2022.

As additional consideration for the Lilly License, Lilly will receive either 550,000 shares of JATT common stock upon the closing of the Business Combination (subject to certain lock-up provisions) or 4,702,867 shares of Z33 Series Seed Preferred Shares (the subsidiary redeemable preferred shares) if the Business Combination is not consummated (the research and development license consideration liability). The obligation to issue shares represents contingent consideration and is classified as a liability on the consolidated balance sheet (research and development license consideration liability). The liability is measured at fair value on the acquisition date and remeasured to fair value at each reporting date. As of December 31, 2022, the research and development license consideration liability was $2.6 million. The changes in fair value are recorded within research and development expense in the Company’s consolidated statement of operations. See Note 3 for further information on the change in fair value of the research and development license consideration liability.

As a finder’s fee in connection with arranging the acquisition, Z33 issued to Stone Peach Properties, LLC (“Stone Peach”) 4,900,222 shares of Z33 Series Seed Preferred Shares, which is included in the measurement of the cost of the acquired asset. Zura has the right, but not the obligation to purchase up to 50% of the Series Seed Preferred Shares issued to Stone Peach at a price per share of $2.448869 for a period of two years from the date of the agreement. Stone Peach has the right, but not the obligation to sell up to 50% of the Series Seed Preferred Shares issued to Stone Peach to Zura for a price per share of $2.040724. Stone Peach may exercise its option at any time between the first anniversary and the second anniversary of the transaction. See Note 11 for further information.

In addition to the consideration transferred on December 8, 2022, the Company is obligated to pay $3.0 million to Lilly upon the completion of a financing by the Company with gross proceeds exceeding $100 million. The Company is further obligated to make 10 commercial, development and regulatory milestone payments up to an aggregate of $155.0 million and sales milestone payments up to an aggregate of $440.0 million based on respective thresholds of net sales of products developed from the licensed compound. The Company will also pay an annual earned royalty to Lilly at a marginal royalty rate between in the mid-single to low-double digits (less than 20%), with increasing rates based on Net Sales in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of the year. The Company will account for these contingent payments when they become due. As of December 31, 2022, none of the contingent payments were due.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Note 6 — Convertible Preferred Shares and Shareholders’ Deficit

As of December 31, 2022, the Company was authorized to issue 17,437 Ordinary Shares with a par value of $0.001 per share and 125,000 shares of Series A-1 convertible preferred shares with a par value of $0.001 per share. The par value of the Company’s shares are stated at 0.001 GBP per share which approximates US $0.001, which is included on the Company’s consolidated balance sheet.

For the period ended December 31, 2022, the Company issued 3,547 Ordinary Shares for the exercise of stock options.

On March 22, 2022, the Company issued 100,000 shares of Series A-1 convertible preferred shares to Hana Immunotherapeutic LLC (“Hana”) for $10.0 million in cash and 25,000 shares of Series A-1 convertible preferred shares to Pfizer for the Agreement. See Note 5.

Series A-1 Convertible Preferred Shares Rights and Preferences

Conversion

Each share of Series A-1 convertible preferred shares is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number shares of the Company’s Ordinary Shares, subject to adjustment.

Each share of Series A-1 convertible preferred shares will automatically be converted into a share of the Company’s Ordinary Shares, subject to adjustment, immediately upon the occurrence of an initial public offering with a gross aggregate subscription with respect to new Ordinary Shares of greater than $50.0 million. The Ordinary Shares resulting from this conversion will rank pari passu with the existing Ordinary Shares at the time of conversion.

Anti-Dilution

If the Company issues equity securities, other than pursuant to a share option plan, the Company shall issue such number of Series A-1 convertible preferred shares to Pfizer as necessary to maintain Pfizer’s ownership interest of 18%, until the Company raises in excess of $20.0 million in equity, where any capital raised above this threshold is not subject to anti-dilution. The anti-dilution provision expires upon an admission of the shares to trading on a recognized investment exchange where the gross aggregate subscription amount is greater than $50.0 million.

Dividends

The holders of shares of Series A-1 convertible preferred shares are entitled to receive dividends, of profits available for distribution as determined by the Company’s board of directors with the consent of the majority of the shareholders, payable on a pro rata, pari passu basis. No dividends have been declared by the Company’s board of directors.

Liquidation

In the event of any voluntary or involuntary liquidation or return of capital (other than a conversion, redemption or purchase of shares) of the Company, the holders of the Series A-1 convertible preferred shares are entitled to receive a liquidation preference prior to any distribution to the holders of Ordinary Shares in the amount $131 per share.

Voting Rights

The holders of the Series A-1 convertible preferred shares are entitled to one vote per share, unless the Series A-1 shares are convertible into a greater number of Ordinary Shares or the holders of Series A-1 convertible preferred shares are entitled to any anti-dilution shares, in which case the holders of Series A-1 convertible preferred shares are entitled to the number of votes that the holder would be entitled upon conversion to Ordinary Shares or after the issuance of the anti-dilution shares, respectively.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Redemption Rights

The Series A-1 convertible preferred shares are not mandatorily redeemable at the option of the holder.

Note 7 — Share-Based Compensation

On June 8, 2022, the Company’s board of directors approved two stock option plans, the UK Plan (the “UK Plan”) and the US Plan (the “US Plan”) (collectively, the “Option Plans”) which permit the granting of nonqualified share options to certain employees and directors. There are 13,889 shares of Ordinary Shares available for issuance under the Option Plans, of which 3,547 shares of Ordinary Shares are authorized for issuance under the US Plan (the “Authorized Shares”). As of December 31, 2022, there are 6,795 shares of Ordinary Shares available for issuance under the Option Plans.

UK Plan

On June 8, 2022, options to purchase 3,547 shares of the Company’s Ordinary Shares were subject to the rules of the UK Plan (the “UK Plan Options”). The UK Plan Options were granted outside of the Authorized Shares. The UK Plan Options were awarded to certain employees and directors of the Company with a par value exercise price per share, which vest upon grant and have a ten-year contractual term. The fair value of the UK Plan Options was determined to be the fair value of the underlying Ordinary Shares on the date of grant of $83.13 as the UK Plan Options were vested upon grant and have a nominal exercise price. The underlying Ordinary Shares were valued using an option pricing model to allocate fair value to each equity class from the total fair value of shareholders’ equity, which was determined based on previous preferred share transactions. The fair value also considered the timing, probability, and potential value of a potential future exit event.

The Company’s stock option activity for the UK Plan for the period ended December 31, 2022 was as follows:

	Number of Options	Weighted Average Exercise Price (per share)	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of January 18, 2022 (date of inception)	—	$—	—	$—
Granted	3,547	—	9.4	295
Exercised	(3,547)	—		295
Outstanding as of December 31, 2022	—	$—	—	$—

Exercisable as of December 31, 2022	—	$—	—	$—

US Plan

On June 8, 2022, options to purchase 3,547 shares of the Company’s Ordinary Shares under the US Plan (the “US Plan Options”) were awarded to certain employees and directors of the Company with an exercise price per share of $90.50, which vest within a 4-year term and have a ten-year contractual life.

The fair value of US Plan Options are estimated on the date of grant using the Black-Scholes option pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies. Due to the lack of historical exercise history, the expected term of the Company’s stock options has been determined using the “simplified” method for awards. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

The following weighted-average assumptions were used to estimate the fair value of the US Stock Options for the period ended December 31, 2022:

Risk-free interest rate	3.0%
Expected dividend yield	—
Expected term (years)	5.00-5.96
Expected volatility	95.1%

For the period ended December 31, 2022, the weighted-average grant date fair value of the US Options was $63.63.

The Company’s stock option activity for the US Plan for the period ended December 31, 2022 was as follows:

	Number of Options	Weighted Average Exercise Price (per share)	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of January 18, 2022 (date of inception)	—	$—	—	$—
Granted	3,547	90.5	9.4	—
Outstanding as of December 31, 2022	3,547	$90.5	9.4	$1,804
Exercisable as of December 31, 2022	601	$90.5	9.4	$306

The aggregate intrinsic value in the above table is calculated as the excess of the fair value of the Company’s Ordinary Shares above the exercise price of the stock options.

As of December 31, 2022, there was approximately $0.2 million of unrecognized compensation expense related to the stock options which will be recognized over the remaining weighted-average vesting term or approximately 3.29 years.

During the period ended December 31, 2022, the Company granted 422 PSOs under the US Plan, included in the table above, with a performance condition to vest upon a financing of $75.0 million or greater, excluding certain related party capital as defined in the grant agreement for the PSOs. As the performance conditions for the PSOs were not considered probable, no compensation expense related to these awards has been recorded for the period ended December 31, 2022.

UK Plan and US Plan

For the period ended December 31, 2022, the Company recorded share-based compensation expense of $0.3 million included in general and administrative expenses in the consolidated statement of operations.

Note 8 — Note Payable

On December 8, 2022, the Company received $7.6 million in net proceeds from the issuance of a promissory note (the “Note”) issued to Hydra, LLC (“Hydra”) with a face amount of $8.0 million. The Note accrues interest at 9% per annum. The maturity date of the Note is the earlier of (i) twelve months from the date of the Note or (ii) five business dates after the date on which the Company consummates the Business Acquisition. The proceeds from the Note were used to acquire the Lilly License. If the registration statement on Form S-4 relating to the Business Combination has not been declared effective by the SEC by February 15, 2023, or if the Business Combination is not consummated by March 31, 2023, Hydra has the right to accelerate the Note and receive an amount equal to 120% of the face amount of the Note, plus accrued interest. As of December 31, 2022, the Company was in compliance with all provisions of the Note. See Note 12 for further details.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

The Company elected to account for the Note at fair value (Note 4). The Company recorded any changes in the fair value of the Note through other expense in the consolidated statement of operations.

Note 9 — Income Taxes

The components of loss before income taxes are as follows:

For the Period from January 18, 2022 (date of inception) to December 31, 2022

U.S. operations	$(15,253)
Non-U.S. operations	(12,080)
Total loss before income taxes	$(27,333)

Provision for income taxes

There is no provision for income taxes because the Company has incurred losses since its inception and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense for the period differs from the amount that would result from applying the statutory tax rate to net loss before taxes primarily because of the change in valuation allowance.

Effective January 1, 2022, the Tax Cuts and Jobs Act of 2017 requires the Company to capitalize, and subsequently amortize R&D expense over five years for research activities conducted in the U.S. and over fifteen years for research activities conducted outside of the U.S. Since the Company continues to be in a loss position, there is no impact to taxes payable. The state of California does not conform to the federal capitalization requirements, allowing the Company to continue to currently deduct the capitalized R&D costs in California.

Deferred tax assets and valuation allowance

Deferred tax assets reflect the tax effects of the Company’s loss carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2022, the Company had $6.3 million of UK loss carryforwards which can be carried forward indefinitely. As of December 31, 2022, the Company has Federal and state net operating loss carryforwards of $0.4 million and $0.6 million, respectively, The Federal losses can be carried forward indefinitely and the state losses expire in 2042. Under the Tax Cut and Jobs Act, NOL carryforwards arising in tax years beginning after December 31, 2021, are limited to 80% of taxable income.

The net operating loss carry forwards are subject to review and possible adjustment by the U.S. and state tax authorities. NOL carry forwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders, as defined under Section 382 Internal Revenue Code. This could limit the amount of net operating losses that the Company can utilize annually to offset future taxable income or tax liabilities. As of December 31, 2022, the Company has not performed such an analysis evaluating the potential limitation of the Company’s net operating loss carry forwards due to the “change in ownership” provisions as defined under Sections 382 and 383 of the Internal Revenue Code. Subsequent ownership changes and proposed future changes to tax rules in respect of the utilization of losses carried forward may further affect the limitation in future years.

A reconciliation of the U.S. statutory federal income tax rate to the Company’s effective tax rate was as follows:

For the Period from January 18, 2022 (date of inception) to December 31, 2022
Statutory income tax rate	21.0%
Statutory income taxes, net of federal benefit	3.9%
Permanent differences	(0.2)%
Impact of non-U.S. earnings	(1.2)%
Change in valuation allowance	(23.5)%
Income tax provision (benefit)	—%

The significant components of the Company’s net deferred tax asset were as follows (in thousands):

December 31, 2022
Deferred tax assets:
Net operating loss carryforward	$1,309
Accrued expenses and other	39
Capitalized research and development	51
Intangible assets acquired	5,020
Total deferred income tax assets	6,419
Valuation allowance	(6,419)
Total deferred income tax assets, net	$—

The Company’s initial tax year was the period ended December 31, 2022, which remains open for the assessment of income taxes.

Zura Bio Limited

Notes to Consolidated Financial Statements

December 31, 2022

Note 10 - Commitments and Contingencies

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Note 11 – Redeemable Noncontrolling Interest

As a finder’s fee for the Lilly License, the Company’s consolidated subsidiary Z33 issued 4,900,222 shares of Z33 Series Seed Preferred Shares. Zura has the right, but not the obligation to purchase up to 50% of the Series Seed Preferred Shares issued to Stone Peach at a price per share of $2.448869 for a period of two years from the date of the agreement. Stone Peach has the right, but not the obligation to sell up to 50% of the Series Seed Preferred Shares issued to Stone Peach to Zura for a price per share of $2.040724 (the “Put Option”). Stone Peach may exercise its option at any time between the first anniversary and the second anniversary of the transaction. As it is not possible to specifically identify the shares that may be redeemed by exercising the Put Option, and the applicable unit of account is each share, the Company assessed that each share must be considered redeemable until the exercise or the expiration of the Put Option. Accordingly, the Z33 Series Seed Preferred Shares issued to Stone Peach represents redeemable noncontrolling interest.

The redeemable noncontrolling interest is recognized at the higher of (1) its initial fair value plus accumulated earnings/losses associated with the noncontrolling interest or (2) the redemption value as of the balance sheet date. As of December 31, 2022, the redeemable noncontrolling interest balance was the redemption value of $10.0 million.

Note 12 — Subsequent Events

The Company has evaluated subsequent events and transactions that occurred up to the date that these consolidated financial statements were issued. Except for the matters disclosed below, no additional subsequent events had occurred that would require recognition or disclosure in these consolidated financial statements.

Under the terms of the Note agreement with Hydra, Hydra had the right to accelerate the Note and receive an amount equal to 120% of the Principal Amount because the registration statement on Form S-4 relating to the Business Combination was not declared effective by the SEC on or before February 15, 2023. On March 8, 2023, the Company and Hydra signed a limited waiver letter under the Note, pursuant to which Hydra agreed to waive its acceleration right in consideration of Zura paying to Hydra 125% of the Principal Amount (equal to $10.0 million in the aggregate). The Note was repaid on March 20, 2023, upon the consummation of the Business Combination.

Prior to consummation of the Business Combination in March 2023, the Company granted options to purchase 14,420 Ordinary Shares to certain employees, executives, and directors. In addition, the Company awarded 4,626 restricted stock units (“RSUs”) to a director of the Company. As a result of these transactions and the Company’s contractual commitments under an anti-dilution provision, the Company issued 2,479 Series A-1 convertible preferred shares to an existing shareholder.

On March 20, 2023, the Company consummated the Business Combination pursuant to the terms of the business combination agreement, dates as of June 16, 2022 (as amended on September 20, 2022, November 14, 2022 and January 13, 2023). The Business Combination, together with the PIPE financing, the forward purchase agreement, and the sale of the backstop purchase shares, generated approximately $65.0 million. In connection with the Business Combination, all outstanding Series A-1 Convertible Preferred shares, Ordinary Shares, and options to purchase Ordinary Shares of the Company were converted into common stock, or options to purchase common stock of JATT.